UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300-1055 West Hastings Street
Vancouver, BC		V6E 2E9
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code		(604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2011, Quantum Solar Power Corp. (the “Company”) entered into a consulting agreement (the “Agreement”), with Advantag Aktiengesellschaft (“Advantag”), whereby Advantag has agreed to assist the Company with listing on the Frankfurt Stock Exchange. The Agreement will be in effect for the duration of the listing process. In consideration of Advantag’s services, the Company will pay a total of 18,000 EUR to Advantag as follows:

(i)	6,000 EUR at the time of execution;

(ii)	6,000 EUR at the time the prospectus is drafted, prior to its filing; and

(iii)	6,000 EUR following successful approval by the Federal Financial Supervisory Authority.

The Company will also pay hourly rates for any consulting services not directly related to the prospectus.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. An English translation of the Agreement is filed as exhibit 10.2 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)               Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated July 18, 2011 between the Company and Advantag Aktiengesellschaft.

10.2	English translation of the Consulting Agreement dated July 18, 2011 between the Company and Advantag Aktiengesellschaft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: July 20, 2011
	By:	/s/ Daryl J. Ehrmantraut

Daryl J. Ehrmantraut
President and Chief Executive Officer